Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Investor Relations
www.cedarfair.com	Michael Russell, 419.627.2233

CEDAR FAIR APPOINTS DANIEL J. HANRAHAN BOARD CHAIRMAN

SANDUSKY, OHIO (Dec. 19, 2019) — Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, announced today it has appointed Dan Hanrahan as its independent board chairman, effective January 1, 2020. Mr. Hanrahan has served on Cedar Fair’s Board of Directors since June 2012, most recently as chair of the Compensation Committee.

Matthew A. Ouimet, executive chairman, and Debra Smithart-Oglesby, lead independent director, will serve in those roles through the end of 2019 and will continue to serve as directors under Mr. Hanrahan’s leadership.

“Dan’s breadth of professional experience and leadership qualities make him well qualified to lead the Cedar Fair board,” said Mr. Ouimet, who has served as executive chairman since January 2018, following his six years of service as Cedar Fair’s CEO.

“I sincerely enjoy serving on Cedar Fair’s board and look forward to serving in my expanded role as chairman,” said Mr. Hanrahan. “I particularly appreciate how the management team and board focus their decision making on the best long-term interests of Cedar Fair’s guests, investors and employees, an approach I will continue to support as chairman.”

“Many thanks go to Matt and Debra for their leadership of the board over the past several years,” said Cedar Fair President and CEO Richard A. Zimmerman. “Our management team and unitholders have clearly benefited from their vision, insights and guidance and I’m pleased they will continue to serve as directors.”

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

Cedar Fair Appoints Hanrahan Chairman

Dec. 19, 2019

Mr. Hanrahan has more than 30 years of senior executive experience in the consumer-packaged goods, retail, travel and hospitality industries, including serving as president and CEO for both Celebrity Cruise Lines and Regis Corporation. He currently serves as a director and member of the audit committee for Lindblad Expedition Holdings. Mr. Hanrahan’s complete biography can be accessed from the News / Media Room page of Cedar Fair’s investor website, or through the following link located here.

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive and memorable experiences, the Company owns and operates 11 amusement parks, four outdoor water parks, an indoor water park and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario. It also operates an additional theme park in California under a management contract.

Forward-Looking Statements

Some of the statements contained in this news release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and cause actual results to differ materially from the Company’s expectations. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

Cedar Fair Appoints Hanrahan Chairman

Dec. 19, 2019

or update any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release and prior releases are available online at https://ir.cedarfair.com

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233